Exhibit 1.1

EXECUTION VERSION

7,391,305 Common Shares

AC IMMUNE SA

UNDERWRITING AGREEMENT

July 18, 2018

JEFFERIES LLC
LEERINK PARTNERS LLC
UBS SECURITIES LLC
As Representatives of the several Underwriters

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

Leerink Partners LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

Introductory. AC Immune SA, a company established in Ecublens, near Lausanne, Switzerland (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 7,391,305 shares of its registered shares, nominal value CHF 0.02 per share (the “Shares”). The 7,391,305 Shares to be sold by the Company are called the “Firm Shares.” In addition, the Company proposes to issue, and has granted to the Underwriters an option to purchase, up to an additional 1,108,695 Shares as provided in Section 2. The additional 1,108,695 Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and the Optional Shares are collectively called the “Offered Shares.” Any issuance and sale of Offered Shares shall be subject to the Record Shareholders (as defined below) Rights (as defined below). Jefferies LLC (“Jefferies”), Leerink Partners LLC (“Leerink”) and UBS Securities LLC (“UBS”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

As has been communicated by the Company by media release on July 17, 2018, the statutory preemptive subscription rights (the “Rights”) of existing shareholders of the Company at the close of trading on The Nasdaq Global Market on July 2, 2018 (the “Record Date”; and such shareholders, the “Record Shareholders”) with respect to all Offered Shares will be indirectly preserved and honored by allotting eligible Record Shareholders who validly exercised their Rights within the Rights exercise period the respective number of Offered Shares (subject to adjustments to eliminate fractional shares). Each existing Share held by a Record Shareholder on the Record Date conferred on its respective holder one (1) Right, and each Record Shareholder was entitled to purchase one (1) Offered Share for every 6.74 validly exercised Rights vis-à-vis the Company’s registrar and transfer agent or the bank or other intermediary administering the securities account to which such Record Shareholder's Shares were credited, in each case at the price of $11.75 per share. The Rights exercise period lasted from 4:00 p.m. (New York City time) on July 17, 2018 to 4:00 p.m. (New York City time) on July 18, 2018. The Rights were not listed or traded on any stock exchange or regulated securities market and were not tradable. The Company understands and acknowledges that the Underwriters have not organized, arranged for, supported or facilitated any trading, transfer or exercise of Rights. Rights not validly exercised within the Rights exercise period (including without limitation Rights with respect to which a holder was not permitted to exercise such Rights in accordance with the terms of the respective offering, and exercised Rights in excess of the nearest integral number of Offered Shares) have lapsed and become null and void without compensation, and Offered Shares for which Rights have not been validly exercised will be available for general allocation and sale by the Underwriters.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3, File No. 333-224694, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement filed with the Commission on July 17, 2018 describing the Offered Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 5:30 p.m. (New York City time) on July 18, 2018. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 5(n) of this Agreement.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.                  Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(i)            Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 20-F for the year ended December 31, 2017 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. The Company meets the requirements for use of Form F-3 under the Securities Act pursuant to General Instruction I.A. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(ii)           Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the applicable provisions of the Swiss Code of Obligations (the “CO”) and the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the applicable provisions of the CO and the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and at the First Closing

Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 11(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(iii)          Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus and not superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent (which consent shall not be unreasonably withheld), prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)           Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, and (ii) the completion of the Underwriters’ distribution of the Offered Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives (which consent shall not be unreasonably withheld), and the free writing prospectuses, if any, identified on Schedule B hereto.

(v)            The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(vi)           Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when registered with the Commercial Register and issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and, other than as expressly set forth in this Agreement or the Time of Sale Prospectus or the Prospectus, the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(vii)         No Applicable Registration or Other Similar Rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(p) hereof.

(viii)        No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has been no change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company that is material and adverse, (ii)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company (any such change being referred to herein as a “Material Adverse Change”).

(ix)          Independent Accountants. Ernst & Young AG, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, was, at the time of expressing such opinion, (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn and (iv) an independent qualified public accountant qualified under the applicable provisions of the CO, the Swiss Audit Supervision Act (Revisionsaufsichtsgesetz) and any ordinances promulgated thereunder.

(x)           Financial Statements. The financial statements included or incorporated by reference in each Registration Statement, the Time of Sale Prospectus and the Prospectus (including the statutory financial statements of the Company included in the Time of Sale Prospectus and the Prospectus) present fairly in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis, or in the case of the statutory financial statement of the Company, have been prepared in accordance with Swiss law and Swiss Auditing Standards, and the schedules included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein.

(xi)          Internal Controls and Compliance with Sarbanes-Oxley. Except as set forth in the Time of Sale Prospectus and the Prospectus, the Company and the Company’s Board of Directors (the “Board”) are in compliance with the applicable provisions of Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and

the Exchange Act. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that are designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the ISAB and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines thereto. The Internal Controls are, or upon consummation of the offering of the Offered Shares will be, overseen by the Audit & Finance Committee (the “Audit & Finance Committee ”) of the Board in accordance with Exchange Act. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company has not publicly disclosed or reported to the Audit & Finance Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit & Finance Committee or the Board, a significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, Sarbanes-Oxley, the Exchange Act and the rules of The Nasdaq Global Market (“Nasdaq”), or any matter which, if determined adversely, would have a Material Adverse Change.

(xii)         Incorporation of the Company. The Company has been duly incorporated and is duly organized and validly existing under the laws of Switzerland, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xiii)        Subsidiaries. The Company has no subsidiaries (as defined in Rule 405 under the Securities Act).

(xiv)        Capitalization and Other Capital Stock Matters. The issued and outstanding share capital and the authorized share capital as well as the conditional share capital of the Company are as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws and the CO. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities or other rights convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or similar arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xv)          Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq.

(xvi)         Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Shares by the Company, except such as have been obtained or made and such as may be required under state securities laws or except such as would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company (a “Material Adverse Effect”).

(xvii)       Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the, imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the articles of association or other similar organizational documents of the Company, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (iii) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject except for purposes of clauses (ii) and (iii) where any such breach, violation, default, lien, charge or encumbrance would not reasonably be expected to have a Material Adverse Effect. As used herein, “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xviii)      Absence of Existing Defaults and Conflicts. The Company is not in violation of its articles of association or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by it is bound or to which any its properties is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xix)        Compliance with Laws. The Company has been and is in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xx)          Litigation. Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no pending actions, suits or proceedings (including any inquiries made to the Company or, to the Company’s knowledge, investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(xxi)         Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xxii)       Intellectual Property Rights.  The Company owns, possesses or can acquire on reasonable terms all trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar proprietary rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) described in the Time of Sale Prospectus and, to the knowledge of the Company and except as disclosed in the Time of Sale Prospectus and the Prospectus, owns all necessary or material to the conduct of the business now conducted or proposed in the Time of Sale Prospectus to be conducted by it. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party against the Company challenging the Company’s rights in or to any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others against the Company challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim against the Company by any third party that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of such third party and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (iv) all assignments of intellectual property from the Company’s employees and consultants to the Company are valid, binding and enforceable and, to the Company’s knowledge, have appropriately vested ownership in the Company of any work product, developments or the like that is subject to such assignments, except in the case of clauses (i)–(iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiii)      Possession of Licenses and Permits. The Company possesses, and is in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits, including, without limitation, from the U.S. Food and Drug Administration (“FDA”) and equivalent foreign regulatory authorities (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Time of Sale Prospectus or the Prospectus to be conducted by it and has not received any notice of proceedings or other correspondence relating to the revocation or modification of any Licenses that, if determined adversely to the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xxiv)      Title to Property. The Company does not own any real property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company has good and marketable title to all other material properties and assets owned by it, in each case free from liens, charges, encumbrances and defects that would reasonably be expected to have a Material Adverse Effect and, except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company holds any leased real or personal property under valid and enforceable leases with no terms or provisions that would reasonably be expected to have a Material Adverse Effect.

(xxv)        Tax Law Compliance. The Company has filed all federal, state, local and non-U.S. tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and except as disclosed in the General Disclosure Package and the Final Prospectus, the Company has paid all taxes (including any assessments, fines or penalties) required to be paid by it, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvi)      Insurance. The Company is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company reasonably considers prudent and customary for the businesses in which it is engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or its business, asset, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any material insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus.

(xxvii)     Compliance with Environmental Laws. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxviii)   Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxix)      Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxx)        Absence of Market Abuse. The Company has not taken, directly or indirectly, in relation to the offering of the Offered Shares or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Offered Share, the sale of the Offered Shares and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Swiss, United States or any other relevant jurisdiction “insider dealing,” “insider trading” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the Commission or any other authority. Neither the Company nor any person acting on its or their behalf (which, for the avoidance of doubt, shall not include the Underwriters or their affiliates or persons acting on their behalf, as to whom no representation, warranty or undertaking is given), has taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided under the Commission Delegated Regulation (EU) 2016/1052 of

8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures.

(xxxi)      Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(xxxii)    FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) of the Company or options to acquire any securities of the Company in connection with the offering of the Offered Shares is true, complete, correct and compliant with the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(xxxiii)   Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any written testing-the-waters communication are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxiv)    No Unlawful Contributions or Other Payments. Neither the Company nor, to the best of the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(xxxv)     Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi)    Money Laundering Laws. The operations of the Company are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvii)   OFAC. Neither the Company nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(xxxviii)  No Finder’s Fee. Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxxix)    Emerging Growth Company Status. From the time of initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(xl)          PFIC Status. The Company believes it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC in the immediately foreseeable future.

(xli)         Clinical Trials. The preclinical and clinical studies conducted by the Company, and to the knowledge of the Company, the preclinical and clinical studies conducted on behalf of or sponsored by the Company, that are described in, or the results of which are referred to in, the Time of Sale Prospectus and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with protocols, procedures and controls filed with the appropriate regulatory authorities for each such test or study, as the case may be, and with standard medical and scientific research procedures, except in each case where failure to so conduct would not reasonably be expected to have a Material Adverse Effect; each description of the results of such studies contained in the Time of Sale Prospectus and the Prospectus is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Time of Sale Prospectus and the Prospectus; the Company has not received any notices or other correspondence from the FDA or any committee thereof or from any other U.S. or foreign government or regulatory authority (collectively, the “Regulatory Authorities”) requiring the termination, suspension or material modification of any preclinical or clinical studies that are described or referred to in the Time of Sale Prospectus or the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies; and the Company has operated and currently is in compliance in all respects with all applicable rules, regulations and policies of the Regulatory Authorities except as would not reasonably be expected to have a Material Adverse Effect.

(xlii)        No Overindebtedness or Capital Loss. The Company is not overindebted within the meaning of article 725 para 2 CO. The Company is not suffering from capital loss within the meaning of article 725 para 1 CO assuming that share premium in excess of 50% of the nominal share capital is not included in the calculation of such capital loss.

(xliii)      On the date hereof, no challenge or blocking of the Commercial Register (and no request for blocking of the Commercial Register) and no other action, complaint or dispute (each, an “Action”) is pending and, to the best of the Company's knowledge, no Action has been publicly announced or credibly threatened, in each case against or in connection with the transactions contemplated under this Agreement or their consummation, including without limitation the Capital Increase or the Additional Capital Increase; and no laws or regulations and no decision, order, injunction or decree of any court, arbitral tribunal, authority or administrative or regulatory body or commission or exchange exists that has or may have the effect of making illegal or otherwise preventing or prohibiting, or that seeks to enjoin, restrain, impede or levy a substantial difficulty on the transactions contemplated under this Agreement or their consummation, including without limitation the Capital Increase or the Additional Capital Increase.

Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.                  Purchase, Sale and Delivery of the Offered Shares.

(a)            The Firm Shares. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 7,391,305 Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company on the First Closing Date (as defined below) the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $11.045 per share.

(b)            The Optional Shares. In addition, upon the terms herein set forth, the Company hereby agrees to issue an aggregate of 1,108,695 Optional Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to subscribe for the Optional Shares set forth opposite their names on Schedule A together with the Firm Shares as provided in Section 3.B(i). The Company grants an option to the several Underwriters to purchase from the Company on any relevant Option Closing Date (as defined below), on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, severally and not jointly, any part or all of the Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable or paid on the Firm Shares but not payable on the Optional Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth the aggregate number of Optional Shares as to which the Underwriters are exercising the option. The Underwriters may exercise the option granted hereunder at their full discretion.

If any Optional Shares are to be purchased, each Underwriter agrees, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, severally and not jointly, to purchase the number of Optional Shares (subject to adjustments to eliminate fractional shares) that bears the same proportion to the total number of Optional

Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.

(c)            The First Closing Date. Delivery of the Offered Shares to the Underwriters and payment for the Firm Shares shall be made at the offices of Goodwin Procter LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on July 23, 2018, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”), and otherwise in accordance with Section 2(f) and Section 2(g). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11(d).

(d)            The Option Closing Date(s). If the Underwriters exercise the respective option under this Agreement, payment for the Optional Shares for which such option has been exercised by the Underwriters shall be made at the offices of Goodwin Procter LLP (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on the second business day following the exercise of such option, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of any such payment, an “Option Closing Date”), and otherwise in accordance with Section 4(a).

(e)            Public Offering of the Offered Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and subject to the Rights of Record Shareholders, i.e., each Underwriter agrees to preferentially allocate Offered Shares to such Record Shareholders who validly exercised their Rights within the Rights exercise period with respect to such Offered Shares, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(f)             Payment for the Offered Shares. (i) Subject to Section 3(b)(ii) payment for the Firm Shares shall be made at the First Closing Date, and, if applicable, payment for the relevant Optional Shares shall be made at the relevant Option Closing Date, in each case by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for the Offered Shares, and make payment of the purchase price for the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of Jefferies, Leerink and UBS, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(g)           Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered to the Representatives for the accounts of the several Underwriters, through the facilities of The Depository Trust Company, the Offered Shares at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price for the Firm Shares less the aggregate nominal value of the Offered Shares. The Offered Shares shall be registered in such names and denominations as the Representatives shall have requested at least one full business day prior to the First Closing Date. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(h)           Board Resolutions prior to Execution of this Agreement. The Company confirms that the Company's Board of Directors (the “Board”) or its relevant committee has (in case of a committee, based on a valid and appropriate delegation by the Board), on or prior to the date hereof, taken appropriate resolutions to implement and complete the transactions contemplated hereunder, in particular (i) to authorize the execution of, and the performance by the Company of its obligations under, this Agreement; (ii) to authorize the issuance of the Offered Shares as contemplated by this Agreement; (iii) to determine the size of any issuance and the price per Offered Shares; and (iv) to approve the Preliminary Prospectus Supplement.

Section 3.                  Capital Increase and Subscription and Issuance of Offered Shares.

(a)           Shareholders' Resolution on Capital Increase. The Company confirms that the Company's extraordinary shareholders' meeting held on April 27, 2018 resolved, inter alia, on an ordinary share capital increase in a maximum amount of CHF 170,000 by issuing up to 8,500,000 Shares, whereby the statutory pre-emptive rights of the existing shareholders of the Company shall be preserved and maintained (the Capital Increase Resolution). The Offered Shares shall be issued based on the Capital Increase Resolution.

(b)           Subscription of Offered Shares. The Representatives, acting in their own names but for the accounts of the several Underwriters, agree, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, to:

(i)            subscribe for the Offered Shares, on or by 9:00 a.m. New York time on the second last business day immediately preceding the First Closing Date, or such other time and date as agreed between the Company and the Representatives, at the issue price (Ausgabebetrag) of CHF 0.02 per Offered Share (corresponding to the nominal value of each Offered Share), and to deliver and release the corresponding subscription form (Zeichnungsschein) to the Company substantially in the form of Exhibit A hereto by not later than 12:00 p.m. New York time on the second last business day immediately preceding the First Closing Date; and

(ii)           deposit or cause to be deposited, not later than 3:00 a.m. New York time on the second last business day immediately preceding the First Closing Date, or such other time and date as agreed between the Company and the Representatives, same-day funds for value on such date in the amount of CHF 170,000 (corresponding to the aggregate nominal value of the Offered Shares) (the “Capital Increase Amount”) with Basellandschaftliche Kantonalbank, Liestal, SWIFT Code (BIC): BLKBCH22, bank clearing No: 769 (the “Capital Increase Bank”), in a blocked account for the Capital Increase (Kapitaleinzahlungskonto), account number 4314.1946.2001, made out to the Company’s name (the “Capital Increase Account”), in order to allow the Capital Increase Bank to issue and deliver to VISCHER AG, Aeschenvorstadt 4, 4010 Basel, Switzerland, a written original confirmation of payment of the Capital Increase Amount to the Company no later than 11:00 a.m. New York time on the second last business day immediately preceding the First Closing Date, or such other time and date as agreed between the Company and the Representatives.

(c)            Board Resolution and Registration of Capital Increase. Upon receipt of the documents referred to in Section 3(b) and before 2:00 p.m. New York time on the second last business day immediately preceding the First Closing Date, or such other time and date as agreed between the Company and the Representatives, the Board (or a committee or a Board member duly authorized by the Board) will:

(i)            adopt a report on the issuance of the Offered Shares (the “Capital Increase”) (Kapitalerhöhungsbericht) in accordance with Swiss statutory law;

(ii)           resolve on the Capital Increase and make all amendments to the articles of association of the Company necessary in connection with the Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and

(iii)          promptly thereafter, but no later than 3:00 a.m. New York time on the last business day immediately preceding the First Closing Date, file the documents necessary for the registration of the Capital Increase with the Commercial Register of the Canton of Vaud;

provided, however, that if this Agreement is terminated prior to the Company filing the relevant documentation with the Commercial Register of the Canton of Vaud for registration of the Capital Increase, (A) the Company undertakes not to resolve on the Capital Increase (if it has not already done so) and not to file the relevant resolutions with the Commercial Register of the Canton of Vaud, and (B) the Company shall immediately cause the Capital Increase Bank to release the Capital Increase Amount in full to the Representatives, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(d)            Issue of Offered Shares. Immediately after the registration of the Capital Increase in the Commercial Register of the Canton of Vaud, but in no event later than 10:00 a.m. New York time on the last business day immediately preceding the First Closing Date, the Company will:

(i)             deliver to each of the Representatives, the Capital Increase Bank and the share registrar of the Company, (A) a copy of the certified excerpt of the journal entry (Tagebuch) or a copy of the certified excerpt from the Commercial Register of the Canton of Vaud evidencing the registration of the Capital Increase in the Commercial Register of the Canton of Vaud and the issuance of the Offered Shares, (B) a copy of the certified updated articles of association of the Company evidencing the issuance of the Offered Shares and the respective changes to the Company's articles of association, (C) a copy of the Company’s duly signed book of uncertificated securities (Wertrechtebuch) evidencing the Underwriters as the first holders of the Offered Shares, and (D) a copy of the Company's duly signed share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Offered Shares; and

(ii)           take all (other) steps necessary to ensure that the Offered Shares will be (A) duly issued to the Underwriters, (B) duly recorded in an account of the Underwriters at the Depository Trust Company on the First Closing Date; and (C) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the First Closing Date.

(e)            Use of Capital Increase Amount. The funds deposited in the Capital Increase Account shall, upon registration of the Capital Increase in the Commercial Register of the Canton of Vaud and upon request by the Company, be transferred to a separate account of the Company with the Representatives and shall, in such case, remain so deposited, without interest, for the account of the Company until the earlier of:

(i)             the issuance of the Offered Shares to the Underwriters as set forth in Section 3(d) on the First Closing Date; and

(ii)            the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Offered Shares as set forth in Section 15(b), Section 15(c) or Section 15(e) or (B) the Capital Reduction as set forth in Section 15(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Capital Increase Account pursuant to this Section 3(e) shall be payable directly to the Capital Increase Bank by the Company.

(f)             Representation of Underwriters. Each of the Underwriters hereby designates and empowers Jefferies as its authorized representative and general attorney in fact for and in connection with the implementation of the Capital Increase, including without limitation the subscription of the Offered Shares pursuant to Section 3(b)(i) and the payment of the Capital Increase Amount pursuant to Section 3(b)(ii) in the name and on behalf of the Underwriters. This power of attorney includes without limitation the power to negotiate and execute any agreements and other documents (including without limitation the subscription form), to exercise any rights and to perform any obligations, to give and receive any notices and to make and receive any other form of statement, instruction or other communication, and to make, contest, negotiate, defend, compromise or settle any action or claim and to authorize, effect and receive any payment, for or in connection with the Capital Increase, in each case in the name and on behalf of the Underwriters or any of them. This Section 3(f) shall be deemed an agreement among the Underwriters. The Company may rely on any action taken by Jefferies for or in connection with the Capital Increase on the basis of the power of attorney given by the Underwriters in this Section 3(f), but shall not have any rights or claims under or in connection with this Section 3(f).

Section 4.                  Over-Allotment Option and Transfer of Shares.

(a)            Exercise of Option and Payment for Optional Shares. If the Representatives exercise the option granted to them under Section 2(b) of this Agreement, the Representatives, acting in their own names but for the accounts of the several Underwriters, agree, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth and subject further to this Agreement not having been terminated, to pay the amount of the purchase price for the number of Optional Shares for which the option to purchase has been exercised less an amount per share equal to any dividend or distribution declared by the Company and payable or paid on the Firm Shares but not payable on the Optional Shares.

(b)            Transfer of Shares. If and to the extent the Representatives do not exercise the option granted to them under Section 2(b) of this Agreement, the Representatives, acting in their own names but for the accounts of the several Underwriters, agree to transfer to the Company, and the Company shall accept the transfer of, such number of Shares corresponding to the number of Optional Shares for which the option to purchase has not been exercised pursuant to Section 2(b), within five business days following the expiration of the 30 day option period pursuant to Section 2(b). If and to the extent the Representatives do not exercise the option granted to them under Section 2(b) of this Agreement, the Underwriters shall have no obligations whatsoever with respect to the Optional Shares for which the option to purchase has not been exercised pursuant to Section 2(b) other than their obligation to transfer to the Company free of charge a corresponding number of Shares pursuant to this Section 4(b).

Section 5.                  Additional Covenants.

Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)            Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement (including any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which consent shall not be unreasonably withheld. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which consent shall not be unreasonably withheld. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which consent shall not be unreasonably withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which consent shall not be unreasonably withheld.

(d)            Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)            Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 5(b) and Section 5(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)             Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)            Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 5(b) and Section 5(c))) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 5(b) and Section 5(c).

(h)            Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws as the Representatives shall reasonably request) of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)             Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)             Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(k)            Earnings Statement. The Company will make generally available (which may be satisfied by filing with the Commission’s EDGAR system) to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)             Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act.

(m)           Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on Nasdaq.

(n)            Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale

Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(o)            Additional Capital Increase. The Company confirms that in addition to the Capital Increase Resolution, the Company's extraordinary shareholders' meeting held on April 27, 2018 resolved, inter alia, on an additional ordinary share capital increase in a maximum amount of CHF 30,000 (the “Additional Capital Increase”) by issuing up to 1,500,000 Shares (the “Additional New Shares”), whereby the statutory pre-emptive rights of the existing shareholders of the Company (the “Additional Rights”) shall be preserved and maintained (the “Additional Capital Increase Resolution”). The Company shall implement the Additional Capital Increase to the fullest extent possible. The Additional New Shares shall be issued based on the Additional Capital Increase Resolution, and shall, if and when issued, be fully fungible and rank pari passu in all respects with each other and with all other issued Shares, including without limitation the Offered Shares. Each existing Share held by a Record Shareholder shall confer on its respective holder one (1) Additional Right, and Record Shareholders may subscribe for one (1) Additional New Share for every 38.24 Additional Rights exercised by such Record Shareholders, in each case at the price of $11.75 per share. The Additional Rights exercise period shall be no less than six business days and shall commence on July 20, 2018. The Company shall procure that the implementation of the Additional Capital Increase will not interfere with the implementation of the Capital Increase, and shall consult with the Representatives duly in advance and comply with all reasonable instructions of the Representatives in connection therewith. The Underwriters shall not have any obligation or liability whatsoever in connection with the Additional Capital Increase.

(p)            Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or any shares convertible into or exchangeable or exercisable for any of its Shares (“Lock-Up Shares”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Shares, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Shares, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Shares, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Shares within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Shares, or publicly disclose the intention to take any such action, without the prior written consent of Jefferies and Leerink. The Lock-Up Period will commence on the date hereof and continue through and including the 90th day following the date of the Prospectus or such earlier date that Jefferies and Leerink consent to in writing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be issued or sold hereunder; (b) the issuance by the Company of Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or described in the Time of Sale Prospectus and the Prospectus; (c) the issuance by the Company of any options or warrants pursuant to any employee equity incentive plan or share ownership plan existing on the date hereof or described in the Time of Sale Prospectus and the Prospectus; (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee equity incentive plan or share ownership plan existing on the date hereof or described in the Time of Sale Prospectus and the Prospectus; (e) the transfer of Shares or any securities convertible into or exchangeable for Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Shares, involving a Change of Control (as defined below) after the completion of the offering of the Shares, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Shares or any securities convertible into or exchangeable for Shares shall remain subject to the restrictions contained in the preceding paragraph; (f) the sale or issuance of or entry into an agreement to sell or issue Shares or securities convertible into or exercisable for Shares in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, (v) the assumption of employee benefit plans in connection with mergers or acquisitions, or (vi) the filing of a Registration Statement with respect to any of the foregoing; provided that the aggregate number of Shares or securities convertible into or exercisable for Shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this subclause (f) shall not exceed 10% of the total number of Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (determined on a fully-diluted basis and as adjusted for share splits, share dividends and other similar events after the date hereof); and provided further that each recipient of Shares or securities convertible into or exercisable for Stock pursuant to this subclause (f) shall, on or prior to such issuance, execute a lock-up letter in substantially the form of Exhibit B hereto with respect to the remaining portion of the Lock-Up Period; (g) the filing of a registration statement on Form F-3/A solely for the purpose of complying with the Company’s contractual obligations under that certain Registration Rights Agreement dated as of October 23, 2015 among the Company and the shareholders party thereto; or (h) the issuance of the Additional New Shares and the filing of a prospectus supplement related thereto.

For purposes of the foregoing paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the public offering contemplated by this Agreement), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, during the Lock-Up Period, the Company will enforce its shareholders’ obligations to comply with any and all restrictions on the sale, pledge or transfer of the Company’s Shares pursuant to any shareholders’ agreement by and among the Company and its shareholders.

(q)            Future Reports to the Representatives. During the period of one (1) year hereafter, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate and c/o Leerink Partners 1301 Avenue of the Americas, 12th Floor, New York, New York 10022, Attention: General Counsel and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(r)            Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(s)            Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares; provided that no representation is made in this Section with respect to the Underwriters.

(t)             Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Shares within the meaning of the Securities Act and (b) the expiration of the Lock-Up Period (as defined herein).

Section 6.                  Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto in an amount not to exceed $10,000, costs and expenses related to the review by FINRA of the Offered Shares (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review in an amount not to exceed $30,000), costs and expenses relating to investor presentations or any Road Show in connection with the offering and sale of the Offered Shares including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including fees and expenses incident to listing the Offered Shares on the New York Stock Exchange, American Stock Exchange, Nasdaq and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Shares under the Exchange Act, and expenses incurred in distributing the Registration Statement, the Time of Sale Prospectus, the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any free writing prospectuses to investors or prospective investors. Notwithstanding the foregoing, each of the several Underwriters will pay its own costs and expenses relating to any investor presentations or Road Show.

Section 7.                  Covenant of the Underwriters. Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 8.                  Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to subscribe, and to purchase and pay for, the Offered Shares as provided herein shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder and the delivery by the Company of documents satisfactory to the Underwriters evidencing such timely performance, including without limitation the documents mentioned in this Agreement, and to each of the following additional conditions:

(a)            Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP and PricewaterhouseCoopers LLP, the Company’s former and current independent registered public accountants, respectively, letters dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)            Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)               The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted from the Registration Statement pursuant to such Rule 430B, and such post-effective amendment shall have become effective.

(ii)              No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)             If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)            No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date, there shall not have occurred (i) any change in the condition (financial or otherwise), results of operations, business or properties or prospects of the Company which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Shares; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (iv) any banking moratorium declared by any U.S. federal, New York or Swiss authorities; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d)            Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(e)            Opinion of Swiss Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Vischer AG, Swiss counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(f)             Opinions of Intellectual Property Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have the received opinion of Johnson, Marcou & Isaacs LLP, Panitch Schwarze Belisario & Nadel LLP and Vossius & Partner Patentanwaelte Rechtsanwaelte mbB, each intellectual property counsel for the Company, in form and substance satisfactory to the Representatives.

(g)            Opinion of U.S. Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received such opinion or opinions of Goodwin Procter LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may require, in form and substance satisfactory to the Underwriters and dated as of such date, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)            Opinion of Swiss Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received such opinion or opinions of Homburger AG, Swiss counsel for the Underwriters, with respect to such matters as the Representatives may require, in form and substance satisfactory to the Underwriters and dated as of such date, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)             Officers’ Certificate. The Representatives shall have received a certificate, dated the First Closing Date and each Option Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Rule 462(b) Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as described in such certificate.

(j)             Intellectual Property Officer’s Certificate. The Representatives shall have received a certificate, dated the First Closing Date and each Option Closing Date, of an executive officer of the Company who is reasonably satisfactory to the Representatives confirming certain intellectual property matters, in form and substance reasonably satisfactory to the Representatives.

(k)            Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received PricewaterhouseCoopers LLP, the Company’s current independent registered public accountants, letters dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by each such firm pursuant to Section 8(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(l)             Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B hereto from each of the persons listed on Exhibit C hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(m)           Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(n)            Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction, compliance with or performance of any of the conditions, agreements or covenants, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o)            No Challenge; No Blocking of Commercial Register; Registration in Commercial Register. On each of the First Closing Date and each Option Closing Date, no challenge or blocking of the Commercial Register (and no request for blocking of the Commercial Register) and no other action, complaint or dispute shall be pending or threatened or announced against or in connection with the transactions contemplated under this Agreement or their consummation, including without limitation the Capital Increase or the Additional Capital Increase, and on each such date, no laws or regulations and no decision, order, injunction or decree of any court, arbitral tribunal, authority or administrative or regulatory body or commission or exchange shall exist that has or may have the effect of making illegal or otherwise preventing or prohibiting, or that seeks to enjoin, restrain, impede or levy a substantial difficulty on the transactions contemplated under this Agreement or their consummation, including without limitation the Capital Increase or the Additional Capital Increase. On the First Closing Date, the Capital Increase shall have been registered in the Commercial Register of the Canton of Vaud.

(p)            Additional Capital Increase. The Company shall have publicly announced the launch of the Additional Capital Increase on the terms set out in this Agreement.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from Jefferies to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9, Section 11, Section 12 and Section 15 (and other Sections of this Agreement as referenced in the aforementioned Sections) shall at all times be effective and shall survive such termination. The Company shall inform the Representatives immediately upon becoming aware of any fact or matter that constitutes or could reasonably be expected to constitute or result in a non-satisfaction of any of the conditions specified in this Section 8.

Section 9.                  Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 8, Section 11(d) or Section 14, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable and documented out-of-pocket expenses that shall have been actually and reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, reasonable fees and disbursements of counsel, printing expenses, reasonable travel expenses, postage, facsimile and telephone charges.

Section 10.              Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 11.              Indemnification.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of Switzerland or of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing), (iii) the failure of any Record Shareholder to pay for and accept delivery of the Offered Shares upon exercise of of such shareholder’s Rights; or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii) or (iv) above; or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale

Prospectus, any such free writing prospectus, any Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 11(b)Section 11(a) below. The indemnity agreement and the obligations and liabilities of the Company set forth in this Section 11(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)            Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) are the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting” and the information relating to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the paragraphs under the caption “Underwriting—Stabilization” in each case in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Jefferies (in the case of counsel for the indemnified parties referred to in Section 11(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 11(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)            Settlements. The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 12.              Contribution. If the indemnification provided for in Section 11 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(c) any reasonable and properly documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 11(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 12; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 11(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 12.

Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to Record Shareholders and/or the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 12, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 13.              Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 9, Section 11, Section 12 and Section 15 (and other Sections of this Agreement as referenced in the aforementioned Sections) shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 13. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 14.              Termination of this Agreement. On or prior to the First Closing Date or a relevant Option Closing Date, this Agreement may be terminated by Jefferies, Leerink and UBS by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by Nasdaq, or trading in securities generally on either the Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York or Swiss authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of Jefferies, Leerink and UBS is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives, there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 14 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 6 or Section 9 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 11, Section 12 and Section 15 (and other Sections of this Agreement as referenced in the aforementioned Sections) shall at all times be effective and shall survive such termination.

Section 15.              Effects of Termination on Offered Shares.

(a)            If this Agreement is terminated after the Company having filed the relevant documentation with the Commercial Register of the Canton of Vaud for registration of the Capital Increase, or if the delivery of the Offered Shares to the Representatives for the account of the several Underwriters is not completed on the First Closing Date (each, an “Event of Non-Completion”), and unless the Company and the Representatives, acting on behalf of the several Underwriters, otherwise agree within ten calendar days after the Event of Non-Completion, then:

(i)             the Company shall, at the request of the Representatives, use its best efforts to withdraw the Commercial Register filing before registration of the Capital Increase in the Commercial Register of the Canton of Vaud, and if so withdrawn, shall proceed in accordance with the paragraph following Section 3(c)(iii) starting with the words “provided, however,”;

(ii)           if a withdrawal of the Commercial Register filing is not possible, the Company shall have a call option against the Underwriters pursuant to Section 15(b);

(iii)           if the call option is not exercised, the Representatives acting on behalf of the several Underwriters shall have a put option against the Company pursuant to Section 15(c);

(iv)           if the put option cannot be exercised for legal reasons or is insufficient to dispose of the Offered Shares, or if such put option is not exercised within the deadline set forth in Section 15(c), the Company shall effect a capital reduction pursuant to Section 15(d); and

(v)            if the capital reduction is not effected in accordance with Section 15(d), the Underwriters may sell the Offered Shares in the market as provided in Section 15(e).

(b)            Call Option.

(i)             The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that the Representatives, acting on behalf of the several Underwriters, deliver the Offered Shares to an account specified by the Company against payment of an amount representing the aggregate nominal value of the respective Offered Shares plus costs and expenses of the Representatives as set out in Section 15(f). The Call Option shall expire on the tenth calendar day after the Event of Non-Completion.

(ii)           An acquisition of the Offered Shares by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representatives reasonably satisfactory to the Representatives that the Company has sufficient freely disposable reserves to acquire the Offered Shares under this Section 15(b) and that such acquisition otherwise complies with applicable law, or, alternatively, that the Company has entered into arrangements with a third party ensuring for the immediate re-sale of the Offered Shares to such third party, at no less than their nominal value, on the date of acquisition of the Offered Shares by the Company.

(c)            Put Option.

(i)             Following the expiry of the Call Option pursuant to Section 15(b), the Representatives, acting on behalf of the several Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Offered Shares entered in the Commercial Register of the Canton of Vaud at their nominal value, plus costs and expenses of the Representatives as set out in Section 15(f), within ten calendar days after receipt of a notice in writing addressed to the Company from the Representatives, stating that the Representatives exercise the Put Option. The Put Option shall expire on the twentieth calendar day after the Event of Non-Completion.

(ii)            The notice in which the Representatives, acting on behalf of the several Underwriters, exercise the Put Option shall specify the date on which the Representatives will deliver the Offered Shares to the Company against direct payment therefor, and shall contain detailed instructions regarding payment and delivery of the Offered Shares and the amount payable (including satisfactory details regarding the costs claimed according to Section 15(f)).

(d)            Capital Reduction.

(i)             If the Put Option is not exercised within the deadline set forth in Section 15(c). or cannot be exercised for legal reasons or is insufficient to dispose of the Offered Shares, including due to non-availability of sufficient freely disposable reserves, the Company shall immediately call a shareholders’ meeting and table the reduction of the share capital. Such shareholders’ meeting shall take place no later than seventy days after the Event of Non-Completion. The Representatives, acting on behalf of the several Underwriters, will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Offered Shares entered in the Commercial Register of the Canton of Vaud against repayment of the aggregate nominal value of such Offered Shares to the Representatives, acting on behalf of the several Underwriters. Prior to such shareholders’ meeting, the Company shall use its reasonable best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled. The Company shall use its reasonable best efforts to cause its shareholders to vote in favor of the Capital Reduction.

(ii)           At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Vaud. The proceeds of the Capital Reduction, being an amount representing the aggregate nominal value of the Offered Shares shall be paid (for value on the date of the entry in the Commercial Register of the Canton of Vaud) in cash to the Representatives, acting on behalf of the several Underwriters.

(iii)          Upon consummation of the Capital Reduction, the Company shall deregister the Offered Shares in its book of uncertificated securities (Wertrechtebuch) to reflect the number of Shares registered with the Commercial Register of the Canton of Vaud.

(e)            Sale of Offered Shares. In addition, if an Event of Non-Completion occurs and

(i)             the Company fails to acquire or cause a third party to acquire the Offered Shares in accordance with Section 15(b) after the Event of Non-Completion; and

(ii)           in the event and to the extent the Put Option cannot be exercised for legal reasons or is insufficient to dispose of the Offered Shares, including due to insufficient freely disposable reserves, or if the Put Option is not exercised within the deadline set forth in Section 15(c); and

(iii)          the Capital Reduction has not been resolved by the shareholders’ meeting of the Company within seventy days after the Event of Non-Completion;

the Representatives, acting on behalf of the several Underwriters, are entitled to sell any or all Offered Shares on terms which the Representatives deem fit under the circumstances. The difference between the proceeds of such sale and the nominal amount of such Offered Shares sold, less the costs and expenses pursuant to Section 15(f) reasonably incurred by the Representatives in connection with the sale, if any, shall be transferred to the Company.

(f)             Costs; Indemnity.

(i)             The Company shall bear (A) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register, costs of publication of the Capital Reduction, costs of the respective shareholders' meeting and the costs of related filings and (B) the costs of the Representatives reasonably incurred in connection with the Call Option, the Put Option or the

Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the higher of zero or the 3-month CHF LIBOR, calculated on a 30/360 basis, following the Event of Non-Completion until the payment of proceeds to the Representatives, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).

(ii)           The Company further undertakes to indemnify the Representatives for, and to hold the Representatives harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives in connection with the Capital Reduction.

Section 16.              No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 17.              Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 18.              Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC
520 Madison Avenue
New York, New York 10022
Facsimile: (646) 619-4437
Attention: General Counsel

Leerink Partners LLC
1301 Avenue of the Americas, 12th Floor
New York, New York 10019
Attention: General Counsel

UBS Investment Bank
1285 Avenue of the Americas
New York, New York 10019
Attention: General Counsel

with copies to:	Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Facsimile: (617) 801-8626
Attention: Arthur McGivern

Homburger AG
Prime Tower
Hardstrasse 201
CH-8005 Zurich, Switzerland
Facsimile: +41 (0)43 222 15 00
Attention: Dr. iur. Dieter Gericke and Dr. iur. Benjamin Leisinger

If to the Company:	AC Immune SA
EPFL Innovation Park Building B
1050 Lausanne, Switzerland
Facsimile: +41 21 345 91 20
Attention: Chief Financial Officer

with copies to:	Vischer AG
Aeschenvorstadt 4, CH 4051
Basel, Switzerland
Attention: Dr. Matthias Staehelin

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Facsimile: (212) 701-5322
Attention: Derek Dostal

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 19.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 13 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 11 and Section 12 , and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 20.              Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 21.              Governing Law Provisions and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state, except that Swiss law shall govern matters of corporate law to the extent Swiss law mandatorily applies to such matters. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York or, if so chosen by the Representatives, acting on behalf of the several Underwriters, in the courts at the place of the registered office of the Company (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States has irrevocably appointed Cogency Global Inc., which currently maintains a New York City office at 10 E 40th Street, 10th Floor, New York, NY 10016, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 22.              Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

Section 23.              General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 11 and the contribution provisions of Section 12, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 and Section 12 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AC IMMUNE SA

By:	/s/ Andrea Pfeifer
Name: Andrea Pfeifer
Title: Chief Executive Officer

By:	/s/ Joerg Hornstein
Name: Joerg Hornstein
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC

LEERINK PARTNERS LLC

UBS SECURITIES LLC

Acting individually and as Representatives

of the several Underwriters named in

the attached Schedule A.

JEFFERIES LLC

By:	/s/ Dr. Gil Bar-Nahum
	Name:	Dr. Gil Bar-Nahum
	Title:	Managing Director

LEERINK PARTNERS LLC

By:	/s/ G. Cavazos
	Name:	G. Cavazos
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ K. Habayeb
	Name:	Khaled Habayeb
	Title:	Managing Director

By:	/s/ J. Termine
	Name:	J. Termine
	Title:	Director

Schedule A

Underwriters	Number of Firm Shares to be Subscribed and Purchased	Number of Optional Shares to be Subscribed
Jefferies LLC	2,808,696	421,304
Leerink Partners LLC	2,513,044	376,956
UBS Securities LLC	1,404,348	210,652
H.C. Wainwright & Co., LLC	665,217	99,783
Total	7,391,305	1,108,695

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None

Exhibit A

Form of Subscription

SUBSCRIPTION FORM

Making reference to the contemplated ordinary capital increase of AC Immune SA (the "Company") from CHF 1,147,253.80 through the issuance of 8,500,000 fully paid-in shares with a nominal value of CHF 0.02 each, to CHF 1,317,253.80 the undersigned

Jefferies LLC, in New York,

hereby subscribes in its own name and for its own account as well as in the name and on behalf of and for the account of each of the several Underwriters listed below, each on the basis of the power of attorney included in the certain underwriting agreement dated July 17, 2018 between the Underwriters listed below and the Company a total of 8,500,000 registered shares with a nominal value of CHF 0.02 each, corresponding to a total nominal value of CHF 170,000, for a total issuance price of CHF 170,000 and irrevocably and unconditionally undertakes to pay such total issuance price of CHF 170,000 to the following blocked account for the capital increase (Kapitaleinzahlungskonto) of the Company with Basellandschaftliche Kantonalbank in Basel not later than 9:00 a.m. CEST | 3:00 a.m. New York Time on July 18, 2018:

Basellandschaftliche Kantonalbank, Liestal, SWIFT Code (BIC): BLKBCH22, bank clearing No: 769, account number 4314.1946.2001

The allocation of the shares subscribed among the Underwriters is as follows:

Underwriters	Number of Shares
Jefferies LLC	3,230,000
Leerink Partners LLC	2,890,000
UBS Securities LLC	1,615,000
H.C. Wainwright & Co., LLC	765,000

The undersigned has taken note of the articles of association of the Company, the base prospectus dated June 8, 2018 and the prospectus supplement dated July 16, 2018 as well as the resolution taken on the extraordinary shareholders' meeting of April 27, 2018 and the resolution taken by the Board of Directors on or around May 28, 2018 on the ordinary capital increase by up to CHF 170'000.

Any applicable Swiss issuance stamp duties will be borne by the Company. The newly issued shares shall be entitled to dividends for the business year 2018.

This Subscription Form is valid until July 20, 2018.

London, England, , 2018

Jefferies LLC

By:
Name:
Title:

Exhibit B

Form of Lock-up Agreement

July 18, 2018

Jefferies LLC
Leerink Partners LLC
UBS Securities LLC
               As Representatives of the Several Underwriters

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

c/o Leerink Partners LLC

One Federal Street, 37th Floor

Boston, Massachusetts 02110

UBS Securities LLC
299 Park Avenue

New York, New York 10171-0026

RE:	AC Immune SA (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of common shares, par value CHF 0.02 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”), Leerink Partners LLC (“Leerink”) and UBS Securities LLC will act as the representatives of the underwriters (the “Representatives”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement (the “Lockup Agreement”) in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies and Leerink, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to:

(i)	(a) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans or the vesting or settlement of awards granted pursuant to the Company’s equity incentive plans (including the delivery and receipt of Shares or Related Securities in connection with such vesting or settlement); provided that, in the case of this clause (a), the foregoing restrictions shall apply to any of the undersigned’s Shares issued upon such exercise, vesting or settlement; or (b) the transfer of Shares or any Related Securities from the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of options to purchase Shares by the undersigned, in each case on a “cashless” or “net exercise” basis, or to cover income or withholding and other tax obligations of the undersigned in connection with such vesting or exercise of options for Shares of the Company, whether by means of a “net settlement” or otherwise;

(ii)	transfers of Shares or Related Securities:

o	as a bona fide gift or gifts, including as a result of the operation of law or estate or intestate succession, or pursuant to a will or other testamentary document;

o	if the undersigned is a natural person, to a member of the immediate family member of the undersigned;

o	if the undersigned is a natural person, to any trust or other like entity for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned;

o	if the undersigned is a natural person, by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement;

o	if the undersigned is a natural person, to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family member of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity;

o	the undersigned is a corporation, partnership, limited liability company or other entity, to any trust or other like entity for the direct or indirect benefit of the undersigned or any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned;

o	if the undersigned is a corporation, partnership, limited liability company or other entity, to any affiliate thereof;

o	if the undersigned is a corporation, partnership, limited liability company or other entity, to any investment fund or other entity controlled or managed by the undersigned; or

o	as a distribution to any affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned;

provided that in the case of any transfer or distribution pursuant to clause (ii) above, each donee, distributee or transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto).

(iii)	the establishment or modification of any contract, instruction or trading plan intended to comply with Rule 10b5-1 under the Exchange Act for the transfer of Shares; provided that (i) such plan does not provide for the transfer of Shares during the Lock-Up Period, (ii) the establishment of such plan shall not be voluntarily publicly announced or filed under the Exchange Act and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment or modification of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such plan during the Lock-Up Period;

(iv)	the transfer of Shares or Related Securities to the Company, pursuant to agreements or rights in existence on the date of the Underwriting Agreement under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or in connection with the termination of the undersigned’s employment with the Company;

(v)	the transfer of Shares or Related Securities that occurs by any order or settlement resulting from any legal proceeding;

(vi)	the transfer of Shares or Related Securities pursuant to a bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Shares or Related Securities involving a change of control of the Company; provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the Shares owned by the undersigned shall remain subject to the restrictions contained in this Agreement;

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned's Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

_______________________________

Signature

_______________________________
Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

Exhibit C

Directors and Executive Officers
           Signing Lock-up Agreement

Directors:

•	Martin Velasco

•	Friedrich von Bohlen und Halbach, Ph.D.

•	Peter Bollmann, Ph.D.

•	Thomas Graney

•	Detlev Riesner, Ph.D.

•	Douglas E. Williams, Ph.D.

•	Werner Lanthaler, Ph.D.

Executive Officers:

•	Andrea Pfeifer, Ph.D.

•	Andreas Muhs, Ph.D.

•	Joerg Hornstein

•	Jean-Fabien Monin